 Registration No. 333-211327

As filed with the Securities and Exchange Commission on January 30, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MW Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	47-2259704
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2110 Beechmont Avenue Cincinnati, Ohio (Address of Principal Executive Offices)	45230 (Zip Code)

MW Bancorp, Inc. 2016 Equity Incentive Plan

(Full Title of the Plan)

Mr. Gregory P. Niesen	Copies to:	Kip A. Weissman, Esquire
President and Chief Executive Officer		Michael J. Brown, Esquire
MW Bancorp, Inc.		Luse Gorman, PC
2110 Beechmont Avenue		5335 Wisconsin Ave., N.W., Suite 780
Cincinnati, Ohio 45230		Washington, DC 20015-2035
(513) 231-7871		(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)
Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

DEREGISTRATION OF SHARES

MW Bancorp, Inc. (the “Company”), is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333- 211327) (“Registration Statement”) to deregister all of the shares of common stock, $0.01 par value, and related stock options therefor, registered under the Registration Statement that remain unissued under the MW Bancorp, Inc. 2016 Equity Incentive Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 30th day of January, 2018.

MW BANCORP, INC.

By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Gregory P. Niesen	Director, President and Chief Executive Officer	January 30, 2018
Gregory P. Niesen	(Principal Executive Officer)

/s/ Julie M. Bertsch	Executive Vice President and Chief Financial Officer	January 30, 2018
Julie M. Bertsch	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bernard G. Buerger*	Chairman of the Board	January 30, 2018
Bernard G. Buerger

/s/ John W. Croxton*	Director	January 30, 2018
John W. Croxton

/s/ David M. Tedtman*	Director	January 30, 2018
David M. Tedtman

/s/ Bruce N. Thomspon*	Director	January 30, 2018
Bruce N. Thompson

*By Gregory P. Niesen pursuant to Powers of Attorney executed by the directors and executive officers identified above, which Powers of Attorney were filed with the Commission as exhibits to the Registration Statement.

/s/ Gregory P. Niesen
Gregory P. Niesen, Attorney-in-Fact